UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 6, 2013

Ferro Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	1-584	34-0217820
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6060 Parkland Boulevard, Mayfield Heights, Ohio		44124
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	216-875-5600

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.02 Results of Operations and Financial Condition.

On February 6, 2013, Ferro Corporation (the "Company") issued a press release (the "Press Release"), in which, among other things, it confirmed its adjusted earnings per share guidance for the year ended December 31, 2012. A copy of the Press Release is attached hereto as Exhibit 99.1 and is incorporated in this Item 2.02 by reference.

Item 2.05 Costs Associated with Exit or Disposal Activities.

The Press Release also announced that the Company had accelerated and expanded a program to reduce costs and improve operating efficiencies. As part of the cost savings initiatives, on February 6, 2013, the Company committed to a plan to restructure its European operations. In total, approximately 120 employee positions are expected to be eliminated in connection with the European restructuring actions. As a result of the European restructuring actions, the Company expects to incur charges of approximately $18 million, substantially all of which will be for severance costs and require future cash expenditures. The European restructuring actions are subject to required consultations with employee representatives at certain sites and other local legal requirements and are therefore subject to change.

Item 7.01 Regulation FD Disclosure.

In addition to the information discussed in Items 2.02 and 2.05 above and Item 8.01 below, the Press Release also announced the Company’s projected adjusted earnings per share for 2013 and estimated cost savings from the Company’s cost saving initiatives. A copy of the Press Release is attached hereto as Exhibit 99.1 and is incorporated in this Item 7.01 by reference.

Item 8.01 Other Events.

On February 6, 2013, as disclosed in the Press Release, the Company sold assets related to its solar pastes business to Heraeus Precious Metals North America Conshocken LLC ("Heraeus") pursuant to the terms and conditions of an asset purchase agreement (the "Asset Purchase Agreement") that the Company and Heraeus entered into on such date. The assets sold included, among other things, certain machinery and equipment, certain open orders, raw materials and silver paste required for purchased open orders, and intellectual property. The cash consideration for the assets sold is $10.9 million. In addition, Heraeus provided the Company approximately $12 million of precious metals, which will be used to reduce amounts outstanding under the Company’s precious metal consignment arrangements.

Item 9.01 Financial Statements and Exhibits.

Exhibit 99.1: Press Release Dated February 6, 2013

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ferro Corporation

February 12, 2013	By:	Jeffrey L. Rutherford

Name: Jeffrey L. Rutherford
Title: Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release